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                                                                      Exhibit 23





                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-52991) pertaining to the Ramsay Health Care, Inc. 1993 Stock Option Plan and the Ramsay Health Care, Inc. 1993 Employee Stock Purchase Plan, in the Registration Statement (Form S-8 No. 33-47997) pertaining to the Ramsay Health Care, Inc. 1992 Employee Warrants Plan, in the Registration Statement (Form S-8 No. 33-44697) pertaining to the Ramsay Health Care, Inc. 1991 Stock Option Plan, and in the Registration Statement (Form S-8 No. 33-39260) pertaining to the Ramsay Health Care, Inc. 1990 Stock Option Plan, of our report dated September 1, 1994, with respect to the consolidated financial statements and schedules of Ramsay Health Care, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 1994.


                                        Ernst & Young LLP


New Orleans, Louisiana
September 29, 1994